Exhibit 16.1

June 21, 2019	4801 Main St
Suite 400
Kansas City, MO 64112

Securities and Exchange Commission	T +1 816 753 3000
Washington, D.C. 20549	F +1 816 751 1890

www.rsmus.com

Commissioners:

We have read Digital Ally, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on June 21, 2019 and we agree with such statements concerning our firm.

RSM US LLP